Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, COO & CFO	Tram Bui / Brian Johnston
(214) 474-3102	(646) 536-7035 / 7028
wberger@nuvectramed.com	investors@nuvectramed.com

Nuvectra Secures $45 Million Second Amendment to

Existing Loan and Security Agreement

Agreement Provides Company with Increased Financial Flexibility and Extended Amortization Period

Plano, Texas, February 20, 2018 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today that it has reached an agreement with Silicon Valley Bank and Oxford Finance, the lenders of its existing credit facility, to secure a second amendment to the Company’s loan and security agreement for $45.0 million.

On February 16, 2018, the Company amended its loan and security agreement with Silicon Valley Bank and Oxford Finance to provide the Company with a $45.0 million term loan available in 3 tranche payments, from which the first tranche of $27.5 million was funded to repay the existing term loan in full, at the closing of the agreement.

In addition, on February 16, 2018 the Company drew down the second tranche commitment for $12.5 million following the achievement of the $20.0 million trailing six month product revenue milestone as of January 31, 2018. The third tranche commitment allows the Company to draw down another $5.0 million commencing on the date of achieving trailing six month product revenue of $25.0 million (the “Third Tranche Milestone”) and ending on the earlier of March 31, 2019 or sixty (60) days following the Third Tranche Milestone. The third tranche commitment replaces the existing $5.0 million revolving line commitment.

The amended agreement also extends the amortization period of the loan with principal payments scheduled to begin April 2020 based on the drawn second tranche.

Walter Berger, Chief Operating Officer & Chief Financial Officer, commented, “We are pleased to announce the amended loan and security agreement that provides the Company with greater financial flexibility and an extended amortization period. This agreement, together with our recently completed follow-on common stock offering that raised approximately $26.0 million in gross proceeds, will allow the Company to continue to drive our U.S. commercial expansion of the Algovita® system and plan our entry into the SNM market. We appreciate our continued relationship with Silicon Valley Bank and Oxford Finance and their continued confidence in our ability to execute on our near and long term corporate initiatives.”

About Nuvectra Corporation

NuvectraTM is a neurostimulation company committed to helping physicians improve the lives of people with chronic conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other indications such as sacral neuromodulation (SNM) for the treatment of overactive bladder, and deep brain stimulation (DBS) for the treatment of Parkinson’s Disease. In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

About Silicon Valley Bank

For 35 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

About Oxford Finance LLC

Oxford Finance is a specialty finance firm providing senior secured loans to public and private life sciences and healthcare services companies worldwide. For over 20 years, Oxford has delivered flexible financing solutions to its clients, enabling these companies to maximize their equity by leveraging their assets. In recent years, Oxford has originated over $4 billion in loans, with lines of credit ranging from $5 million to $100 million. Oxford is headquartered in Alexandria, Virginia, with additional offices in San Diego, California; Palo Alto, California; and the greater Boston and New York City areas. For more information, visit oxfordfinance.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty of obtaining regulatory approvals in the United States and Europe for our Virtis SNM system, (iv) our ability to successfully launch and commercialize the Virtis SNM system if it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) any supplier shortages related to Algovita or its components and any manufacturing disruptions which may impact our inventory supply as we expand our business, (xiv) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; (xv) our ability to satisfy the conditions and covenants, including trailing six month revenue milestones, of our Credit Facility; and (xvi) our ability to raise capital through means other than or in addition to the Credit Facility should it become necessary to do so, through a public offering of our common stock, private equity or debt financings, strategic partnerships, or other sources. Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.